UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 4, 2009

LAUREATE RESOURCES & STEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52781	98-047111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

PO Box 50006

Sh. Rashid Building

Sh. Zayed Road

Dubai, United Arab Emirates

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 011 44 203 318 2995

 100 Wall Street, 21st Floor

New York, NY  10005

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

i.	On January 21, 2013, Laureate Resources & Steel Industries Inc. (the “Registrant” or the “Company”) dismissed Paritz & Company, P.A. (“Paritz”) as the Registrant’s independent registered public accounting firm. The Company’s board of directors (the “Board”) approved such termination on January 21, 2013.

ii.	Other than the disclosure of uncertainty regarding the ability for the Company to continue as a going concern which was included in Paritz’s report on the financial statements for the year ended August 31, 2008, Paritz’s reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iii.	The reports of Paritz on the Company’s financial statements as of and for the year ended August 31, 2008 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company is dependent upon its successful execution of its plan of operations to achieve profitability and ability to raise additional financing.

iv.	During the year ended August 31, 2008 and through January 21, 2013, the Company has not had any disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Paritz’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

v.	During the year ended August 31, 2008 and through January 21, 2013, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

vi.	The Company provided Partiz with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

vii.	A copy of the letter from Partiz is attached hereto as Exhibit 16.1

(b)	Engagement of New Independent Registered Public Accounting Firm.

i.	On January 21, 2013, the Board appointed RBSM LLP (“RBSM”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ended August 31, 2009, 2010, and 2011. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

ii.	During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

a.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

b.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective September 4, 2009, Gareth McMurray submitted to the Company a resignation letter pursuant to which he resigned from his position as Interim Chief Executive Officer, Interim Chief Financial Officer, and Chief Operating Officer of the Company. The resignation of Mr. McMurray was not a result of any disagreements relating to the Company’s operations, policies or practices.

The board of directors (the “Board”), by a consent to action without meeting by unanimous consent, removed Barbara Salz, our Secretary, our Secretary, retroactively effective on August 10, 2009.

On February 27, 2012, Luigi Pugni resigned as a director of the Company. The Board accepted the resignation of Mr. Pugni. The resignation of Mr. Pugni was not a result of any disagreements relating to the Company’s operations, policies or practices.

On April 16, 2012, Frederico Mazzolari resigned as a director of the Company. The Board accepted the resignation of Mr. Mazzolari. The resignation of Mr. Mazzolari was not a result of any disagreements relating to the Company’s operations, policies or practices.

On April 18, 2012, by a consent to action without meeting by unanimous consent of the Board, the Board appointed Hany Salem to serve as Chief Executive Officer and director of the Company.

Hany Salem, 48, has served as the Chief Executive Officer and Director of the Company since April 18, 2012. Mr. Salem has served as an advisor, consultant, and investment manager providing services to high net-worth individuals primarily in Europe and Middle East.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Family Relationships

There are no family relationships between Mr. Salem, and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Paritz & Company LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE RESOURCES & STEEL INDUSTRIES, INC.

Dated: March 8, 2013	By:	/s/ Hany Salem
Name: Hany Salem
Chief Executive Officer